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                                                                    EXHIBIT 99.1
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AMERICAN ORIENTAL BIOENGINEERING, INC. ANNOUNCES THE APPOINTMENT OF A NEW
INDEPENDENT DIRECTOR TO ITS BOARD

MR. LAWRENCE S. WIZEL BRINGS OVER FORTY YEARS OF ACCOUNTING EXPERIENCE AS A RETIRED SENIOR PARTNER AT DELOITTE & TOUCHE

HONG KONG--(BUSINESS WIRE)--Aug. 21, 2006--American Oriental Bioengineering, Inc. (AMEX:AOB - News), a leading Chinese manufacturer and distributor of plant-based pharmaceutical and nutraceutical products, today announced the addition of Mr. Lawrence (Larry) Wizel, a seasoned accounting partner to its Board of Directors where he will act as Chairman of the Audit Committee for the Company.

Mr. Wizel joins AOB from Deloitte, where he began his career in 1965 and was a partner in the firm from 1980 until May, 2006 when he recently retired after a long and distinguished career. At Deloitte Mr. Wizel was a recognized leader in the New York Office Technology Group and was responsible for serving a diverse client base of publicly held and private companies in a variety of capacities including; SEC Commission filings, including initial public offerings, mergers and acquisition transactions and periodic reporting. During the last four years Mr. Wizel served as a Deputy Professional Practice Director in the Deloitte New York office. Additionally, Mr. Wizel has extensive experience regarding multinational and multilocational companies. Specifically in regards to China where he has made in excess of 40 trips primarily assisting Chinese companies with their filings with the SEC. Given his experience, Mr. Wizel has spoken extensively on both going public, raising private placement funds and current accounting issues in the US, Beijing, Hong Kong and Shanghai. Mr. Wizel holds a BS from Michigan State University and is a Certified Public Accountant. With Mr. Wizel's appointment, Ms. Eileen Brody will transition from Chairman of the Audit Committee to her new position as Chairman of the Compensation Committee.

"We are pleased to have someone of Larry's caliber join our Board of Directors," commented Tony Liu, Chairman and Chief Executive Officer of AOB. "Larry's extensive accounting background, in particular in relation to many of the issues China based entities face, will be extremely valuable to AOB. We welcome Larry to the Board and look forward to a long and productive relationship."

"I am happy to have been selected to join AOB's Board as I have been extremely impressed with the Company's progress to date on both growing revenue and earnings while also displaying the appropriate financial controls and procedures that are demanded by investors in this time of increased scrutiny and disclosure," commented Lawrence S. Wizel. "I look forward to contributing to the process as the Company strives towards the next level of growth."

About American Oriental Bioengineering Inc.

American Oriental Bioengineering Inc. (AOB) uses proprietary processes for producing soybean protein peptide more efficiently than traditional extracting techniques. These techniques are used to manufacture and formulate supplemental and medicinal products. Soybean peptides are used widely in general food, health food products and medicines, among other applications. AOB also produces Cease-Enuresis Soft Gel, the only Chinese FDA-approved first grade, prescription medicine that is specially formulated to help alleviate bed-wetting and incontinence. The company is a leading producer of products in both the nutraceuticals and pharmaceuticals areas in China. For more information, visit http://www.bioaobo.com.

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This news release contains forward-looking statements as defined by the Private
Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


CONTACT:
Hayden Communications
Matt Hayden, 858-704-5065